EXHIBIT 32.1

Certifications Pursuant to 18 U.S.C §1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, President and Treasurer (Principal Executive Officer and Principal Financial and Accounting Officer) of RedHawk Acquisition I Corp. (the “Company”), hereby certifies, based on my knowledge, that:

1.

This Special Financial Report on Form 10-K of the Company for the fiscal year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2025	/s/ Neil Reithinger
Neil Reithinger
President and Treasurer (Principal Executive Officer and Principal Financial and Accounting Officer)